UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Bairnco Corporation Credit Agreement Amendments

On March 12, 2009, Bairnco Corporation (“Bairnco”), a wholly owned subsidiary of WHX Corporation (the “Company”), and certain of Bairnco’s subsidiaries amended their Credit Agreement with Ableco Finance LLC (the “Ableco Facility”) and their Credit Agreement with Wells Fargo Foothill, Inc. (the “Wells Fargo Facility”).  Each of the Wells Fargo Facility and the Ableco Facility were amended to, among other things, (i) increase the interest rates and (ii) reset the levels of certain financial covenants.  Bairnco’s Credit Agreement with Steel Partners II, L.P. (“SP II”) was also amended on March 12, 2009 to, among other things, increase the interest rates.

The Ableco Facility was also amended to provide for, among other things, an increase in the existing limited guaranty by Handy & Harman (“H&H”), a wholly-owned subsidiary of the Company and an affiliate of Bairnco, from up to $7 million to up to $12 million, secured by a second lien on all of the assets of H&H pursuant to the terms and conditions of that certain Security Agreement by H&H in favor of Ableco Finance LLC and that certain Limited Continuing Guaranty by H&H in favor of Ableco Finance LLC.

Handy & Harman Loan and Security Agreement Amendments

On March 12, 2009, H&H and certain of its subsidiaries amended their Loan and Security Agreement with Wachovia Bank, National Association (the “Loan and Security Agreement”) and their Loan and Security Agreement with SP II (the “Tranche B Term Loan”).  Each of the Loan and Security Agreement and Tranche B Term Loan were amended to, among other things, (i) extend the term of the loans for two years until June 30, 2011, (ii) increase certain interest rates, (iii) reset the levels of certain financial covenants, (iv) permit the disposition and/or cessation of operations of certain of H&H’s direct and indirect subsidiaries, and (v) provide for an increase in the existing limited guaranty by H&H from up to $7 million to up to $12 million, as described above.  In addition, the Loan and Security Agreement was also amended to, among other things, reduce the amount of the credit facility from $125.3 million to $115 million including decreasing the revolving credit facility from $85 million to $75 million.

Certain Relationships

SP II is the beneficial holder of 9,133,889 shares of the Company’s common stock, representing approximately 75% of the outstanding shares.  Steel Partners II Master Fund L.P. (“SP II Master”) is the owner of approximately 99% of the limited partnership interests in WebFinancial L.P. (“Web L.P.”).  Web L.P. is the sole limited partner of SP II.  Warren G. Lichtenstein, Chairman of the Board of the Company, is the manager of Steel Partners LLC (“Steel Partners”), the manager of SP II Master, Web L.P. and SP II.  In addition, Glen M. Kassan (Vice Chairman and Chief Executive Officer of the Company), John Quicke (Director and Vice President of the Company), Jack L. Howard and John H. McNamara Jr. (Directors of the Company) are affiliated with Steel Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: March 16, 2009	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President and Chief Financial Officer